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                                                                    EXHIBIT 10.1

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                                SERVICE AGREEMENT

Customer Name:
                           -----

Address:                                              Primary Contact::
                           -----                                          -----
                                                      Voice phone:
                           -----                                          -----
City:                                                 Facsimile:
                           -----                                          -----
State:                           ZIP:                 e-mail:
                           -----      -----                               -----

This Agreement remains in effect for one year from (the "Effective Date"), and then from month to month at then-current rates. The attached Service Details, Uniform Customer Requirements, General Terms and Conditions and any other attachments to this Agreement are a part of this Agreement. Any early termination by Customer requires a minimum of 60 days notice and full payment of all fees that have accrued by such date.

SERVICES: Customer requests, and viaLink agrees to provide, the following selected Services:

   SYNCLINK(R)                 VIALINK PARTNER PACKAGE            DISTRIBULINK
--                          --                                 --

   UCCNET SERVICE              Other:
--                          --        ---------------------------------

The attached Service Details page(s) describe each selected Service.

THE ATTACHED SERVICE DETAILS AND QUOTED RATES ARE BASED ON INFORMATION PROVIDED BY CUSTOMER. IF SUCH INFORMATION CHANGES OR IS INACCURATE, CHARGES MAY BE INCREASED BASED ON VIALINK'S THEN CURRENT RATES FOR SIMILARLY SITUATED CUSTOMERS. RATES FOR ADDITIONAL SERVICE REQUESTS SUCH AS EXTRA TRAINING SESSIONS, SUPPLEMENTAL IMPLEMENTATION SERVICES (FOR WHATEVER REASON, INCLUDING TRADING PARTNER REQUESTS), OR EXTRA PROJECT MANAGEMENT TIME WILL BE AT VIALINK'S THEN CURRENT RATES UNLESS OTHERWISE AGREED UPON IN WRITING BY THE PARTIES.

This Agreement is effective only if fully executed on or before _____.

CUSTOMER:                                 THE VIALINK COMPANY

BY:                                       BY:
------------------------------------      ------------------------------------
            (signature)                                 (signature)

------------------------------------      ------------------------------------
         (name and title)                             (name and title)

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                          UNIFORM CUSTOMER REQUIREMENTS

The following requirements may not apply to all customers or viaLink services, but for purposes of this Agreement those requirements which do apply to Customer shall be considered as a part of this Agreement:

1. The first trading partner Connection made during implementation must be with an existing viaLink customer. Each of Customer's other viaLink trading partners must have executed an applicable contract with viaLink and completed implementation by viaLink before the additional Connections with those trading partners can be completed.

2. Customer shall commit appropriate resources to enable viaLink's completion of implementation activities. In this regard, Customer shall assign knowledgeable individuals within Customer's organization for the purposes of acquiring or clarifying data content and Customer shall designate a primary point of contact (i.e., a project manager) and identify appropriate resources for assistance as required during implementation. Customer shall provide a valid e-mail address for receipt of viaLink reports.

3. Travel, meal, accommodation, and related costs incurred by viaLink are NOT included in the prices for viaLink services unless so designated. Customer shall reimburse viaLink at viaLink's cost for travel and other expenses requested by Customer. Receipts will be required for all expenses, which will be paid by Customer at viaLink's cost to as incurred.

4. The implementation period begins when viaLink commences situation analysis after the Effective Date and ends when viaLink advises Customer of the completion of the initial data load. If (a) an implementation period has been agreed upon, (b) implementation is not completed within the time agreed upon, and (c) the delay is caused by an act or omission of Customer, then viaLink may assign a project manager at Customer's cost for the purpose of completing implementation. viaLink may then recalculate the implementation project charges based on the additional time and materials needed and Customer shall pay viaLink for the additional cost incurred by viaLink to complete implementation.

5. Customer shall allow viaLink and/or its representative to visit Customer sites to verify and/or clarify, when necessary, Customer data content. Customer shall allow viaLink access to alternate data sources, such as customer service databases, that may assist viaLink in the event of additions or supplements to Customer's data.

6. Each item of Customer's data file to be loaded into the viaLink data base must contain the following components: item number, a unique product identification code (UPC), item description, pack, innerpack, size units, size units of measure, base/list cost, all retail selling units and shipping units for each item (i.e., the items' family structure), single retail sale unit, inner pack/inner case, case, shipper or display, and pallet. Scan-based trading items delivered into a store must be communicated by Customer in the same units as sold by the retailer.

7. Customer shall provide additional attribute values as required by trading partners such as: brand, packaging, dimensions, and dimension codes, gross weight and gross weight unit code, net weight and net weight unit code, cube adjusted weight and cube adjusted weight unit code, height and height unit basis code, width and width unit basis code, length and length unit basis code, volume and volume unit basis code, number of cases per pallet layer, number of layers per pallet, date product number of days, product available date, manufacturer suggested retail price (MSRP), pre-priced indicator and pre-priced amount, deposit value, purchase pack, retail pack, and similar data.

8. Following the initial file load, Customer shall transmit files reflecting only change maintenance for item, price, and promotion data. Transactions using the Services will be transmitted in the following order: item, then price, and then promotion data. viaLink's ability to perform the Services is dependent upon the integration by both trading partners of item synchronization into ongoing business systems and processes used by the trading partners.

9. vPP service functionality is dependent upon (a) the ability of the retailer trading partner to provide reliable item level scan sales by store on a daily basis, and (b) the ability of the supplier to provide reliable delivery data by item by store and Customer's ability to accept store-level data.

10. For vPP service, Customer and viaLink shall agree upon an initial schedule and format of daily store specific item level scan sales data. Any changes to the schedule or format must be agreed upon by both Customer and viaLink.

11. For sbtLink service, the data provider (a) assumes responsibility for inventory counts, and shrink reports will be available only after the second inventory count is received, (b) will provide separate debit/credit tickets for individual departments within a store, and (c) shall limit delivery of any one item to any one store from only one source (e.g., one route sales representative, either a broker or via direct store delivery, etc.).

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                                  OUT OF SCOPE;

         THE FOLLOWING ARE NOT INCLUDED WITHIN THE SCOPE OF THIS AGREEMENT:

1. Services in connection with any number of items in excess of that number set forth in this Agreement.

2. Software development of any kind for Customer's or viaLink's system, data cleansing, or support and maintenance of Customer's systems.

3. Following commencement of implementation, any cost to upgrade or change the format or protocol of Customer's data.

4. Performance by viaLink of the Services outside of the United States of America.

5. Costs of delay attributable to Customer's trading partners.

6. Development or maintenance of data concerning product hierarchy of packages containing more than one UPC, pallet configuration, or module.

7. Resynchronization, re-processing, or re-stating of Customer's data due to Customer's choice, fault, delay, or omission.

8. Storage of images, Customer's internal classifications, or any additional fields outside of viaLink's standard data fields or elements.

9. Reports of reuse of UPC or product codes.

10. Development, software, or configuration of EDI or other data formats or data connectivity protocols.

11. Costs of any kind associated with implementation of any trading partner business unit.12. Processing of data regarding items for which there is no industry-recognized standard item number available or a price per unit is quoted more frequently than weekly.

13. Synchronization with route distributors or services in connection with route-level settlement.

14. Accounting or settlement services.

ADDITIONAL SERVICES BEYOND THE SCOPE OF THIS AGREEMENT MAY, AS THE PARTIES ELECT, BE MADE THE SUBJECT OF A SEPARATE AGREEMENT OR AN AMENDMENT TO THIS AGREEMENT. UNLESS SPECIFICALLY ADDRESSED IN THIS AGREEMENT, VIALINK SHALL NOT BE OBLIGATED TO PERFORM SERVICES OR INCUR COSTS IN CONNECTION WITH OR BY VIRTUE OF THIS AGREEMENT. IF THE FACTS AND CIRCUMSTANCES SURROUNDING CUSTOMER'S BUSINESS OR CUSTOMER'S USE OF VIALINK'S SERVICES CHANGE (FOR EXAMPLE, AS A RESULT OF MERGER OR ACQUISITION), CHARGES FOR THE SERVICES MAY BE ADJUSTED BY VIALINK IN ACCORDANCE WITH VIALINK'S NORMAL AND CUSTOMARY FEE STRUCTURE THEN IN EFFECT FOR ANY SIMILARLY SITUATED CUSTOMER.

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                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS: "Agreement" means the signed Service Agreement and all its attachments, including these general terms and conditions. "Connection" means a business relationship between business units of trading partners as identified and configured within the Services under which any combination of item, price and/or promotion information is processed by viaLink for any business unit connected to any other business unit. "Data" means the digital information provided by Customer or made available to Customer pursuant to this Agreement. "Services" means those services identified in this Agreement to be performed by viaLink.

2. CUSTOMER OBLIGATIONS: Customer must access viaLink's computers and submit or retrieve Data therefrom by using only such methods and protocols approved by viaLink. Customer is responsible for providing, maintaining and upgrading, at its cost, the appropriate equipment, communication lines, software, connectivity to the Internet, Internet Service Provider ("ISP") accounts and other services which Customer uses to access the Services. Customer is responsible for all costs and any maintenance associated therewith. viaLink will not pay any charges for any other third party services (for example, VAN or RAS providers) for Customer to access the Services. Customer is responsible for all charges and/or expenses incurred by anyone using its account. Customer is responsible for any loss or damage to its operations caused by defects, interruptions, or malfunctions in or relating to the Services, including, without limitation, loss or corruption of Data. Customer shall strictly adhere to all security measures, instructions or guidelines concerning access to and/or use of the Services, times of use and related procedures as required from time to time by viaLink. Customer shall pay and shall hold viaLink harmless from any applicable sales, use, excise, value added, utility or similar or other taxes relating to the Services.

3. PAYMENT: All payments to viaLink are due within fifteen (15) days of receipt of invoice unless otherwise stated in this Agreement. All payments shall be made in U.S. dollars and are subject to interest charges equal to the lower of eighteen (18) percent per annum or the maximum lawful interest rate if not paid when due.

4. LICENSES: Any Data submitted by Customer pursuant to this Agreement may be distributed by viaLink as necessary to provide the Services. This may include, without limitation, distribution to or through a third party used or designated by Customer in connection with the Services. Customer also gives viaLink the right to publish and distribute standardized product identification codes (UPC or equivalent) relating to the Data submitted by Customer. viaLink may use and distribute Customer's name, logo (if any) and Customer's brand names and logos (with appropriate trademarks as applicable), along with address, phone, e-mail address and fax numbers: (i) as necessary to provide the Services; (ii) on viaLink's customer lists or directories; or (iii) in communications to third parties to promote use of the Services. Customer understands that neither this Agreement nor the Services provided hereunder give Customer any rights in any of the Data provided by other users of the Services or to other services offered by viaLink and not subscribed to by Customer.

5. WARRANTY AND DISCLAIMERS: Customer warrants that it has the right to provide any Data which it submits to viaLink pursuant to this Agreement and that all such Data shall be accurate. Subject to Customer's satisfaction of the requirements of this Agreement, viaLink will make the Services available during this Agreement. THE FOREGOING WARRANTY IS EXCLUSIVE. VIALINK DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Further, viaLink does not warrant (i) that the availability of the Services will be uninterrupted or without delays, (ii) that the Services or Data provided thereby will be error free, (iii) that Data provided by others via the Services will be accurate, (iv) against any Data discrepancies attributable to Customer's failure to access the then current Data in a timely manner or to Customer's errors in handling or using such Data or (v) that others who have provided Data via the Services have the rights to make such Data or any portion thereof available to Customer. Notwithstanding anything to the contrary in this Agreement, viaLink expressly disclaims and makes no warranty or representation regarding the capability or function of any third party product or service used by Customer or at Customer's direction to connect or exchange information with the Services, and viaLink shall not have any liability whatsoever regarding the same. Any alleged breach of warranty by viaLink must be reported by Customer to viaLink in writing or by e-mail within forty-eight (48) hours of performance of the Services.

6. EXCLUSIVE REMEDIES: Limitations: For any breach of this Agreement by viaLink, Customer agrees that its exclusive remedies shall be: (i) a reduction to the total charge for the month during which such breach occurs up to an amount equal to the percentage of the total month during which the Services were unavailable, and (ii) if viaLink fails to restore performance of the Services within a thirty
(30) day period, Customer may terminate this Agreement. Customer agrees that in no event shall viaLink's maximum aggregate liability to Customer under this Agreement, under contract, tort or any other theory, exceed the amount actually paid by Customer for the Services from which viaLink's liability, if any, arose, for the three (3) month period immediately prior to such event which is the cause of liability. In no event shall either party be liable to the other for any exemplary, special, indirect, incidental or consequential damages, including, without limiting the generality of the foregoing, any loss of business, profits, savings, Data or goodwill, even if the party has been advised of the possibility of such loss, had reason to know, or in fact knew of the possibility thereof.

7. INDEMNIFICATION: viaLink shall, at its cost and expense, indemnify, defend, and hold Customer harmless from any claims, demands, actions, suits, proceedings, damages, costs, reasonable attorney fees or judgments which may be brought against Customer based solely upon a claim that the Services infringe any patent, copyright, trademark, or other intellectual property right of a third party that exists as of the effective date of this Agreement and is enforceable in the United States. Customer shall, at its cost and expense, indemnify, defend and hold viaLink harmless from and against any claims, demands, actions, suits, proceedings, damages, costs, reasonable attorney feesor judgments which may be brought against viaLink or which viaLink may incur as a result of or arising out of any of the acts or omissions by Customer or on Customer's behalf relating to the Services. In each case where indemnification is sought, the indemnified party must promptly notify the indemnifying party of any claim. The indemnified party shall also give the indemnifying party, at the indemnified party's expense, such information and assistance for the defense as the indemnifying party may reasonably request.

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8. TERM AND TERMINATION: In addition to the rights provided elsewhere in this
Agreement, viaLink may immediately terminate this Agreement in the event that Customer fails to pay any of the fees due for Services as they become due. Either party may terminate this Agreement if the other party (a) commits a breach of any other term of this Agreement and fails to cure the same within ten
(10) days of receipt of written notice thereof, (b) commits a material breach of any other agreement made and entered into by and between viaLink and Customer, or (c) becomes insolvent.

9. MUTUAL NON-DISCLOSURE: "Confidential Information" means all information with respect to the business of a party who discloses it ("Disclosing Party") to the other hereunder ("Receiving Party"), including but not limited to the marketing, sales, processes, software, code, specifications, methods, inventions, equipment, know-how, pricing and purchasing of the Disclosing Party which is considered confidential by the Disclosing Party, except to the extent: (i) that at the time of its receipt it was known to the Receiving Party as shown by reasonable documentation; (ii) that was in, or enters into, the public domain other than through wrongful disclosure; or (iii) it is disclosed to the Receiving Party by a third party, which to the Receiving Party's knowledge is not in breach of a confidentiality obligation to the Disclosing Party in connection with such disclosure. Either party may use the Confidential Information of the other only for the purpose of performing under this Agreement. Except as otherwise provided for herein, neither party shall (i) disclose Confidential Information to any third party unless authorized by the Disclosing Party in advance in writing; (ii) disclose Confidential Information to its employees, except those on a "need to know" basis (including employees of its legal counsel and its auditors) as necessary for performance under this Agreement and who have also signed a non-disclosure agreement substantially as protective as the provisions hereof; or (iii) reverse engineer, disassemble or decompile any prototype, software or other tangible objects or electronic files which contain or reflect the Confidential Information. The Receiving Party agrees that the obligations provided herein do not give it or any of its employees any right or claim in or to any trademark, invention, or any intellectual property that may belong to the Disclosing Party or any of its affiliates. The furnishing of Confidential Information hereunder shall not constitute or be construed as a grant of an express or implied license or other right by the Disclosing Party pertaining to intellectual property rights. This Agreement will not place on the Receiving Party any restriction on the disclosure by the Receiving Party of any information which it may be legally required to make: (a) under compulsion of any court or other body having the legal power to compel disclosure; (b) under federal, state or local law; or (c) pursuant to the requirement of any stock exchange on which its securities may be listed. Notwithstanding the foregoing, the Receiving Party will make every reasonable effort (i) to ensure that such disclosure is made in the strictest confidence possible and (ii) to afford the Disclosing Party as much notice as possible of the disclosure requirement so as to allow the Disclosing Party to intervene in any proceeding to protect its rights hereunder.

10. OTHER: This Agreement constitutes the entire agreement between viaLink and Customer and supersedes all prior agreements, representations, understandings and communications, either verbal or in writing, between the parties. This Agreement is binding upon and inures to the benefit of the parties' respective successors and permitted assigns. This Agreement may only be amended by a written amendment executed by officers of both parties. This Agreement and the performance of the Services shall be governed by the laws of the State of Texas. Any claim arisen out of or relating to this Agreement must be commenced within one (1) year from the date such claim shall have first arisen and shall be brought in a court of competent jurisdiction in Dallas County, Texas. Neither party shall be responsible for failure of performance due to any cause(s) beyond its reasonable control, including without limitation, accidents, Acts of God, interruptions of Internet service, terrorism, crime, failures of third parties and/or common carriers, or labor disputes. viaLink may sell or assign its rights and obligations under this Agreement; provided, however, if the person or entity acquiring the rights of viaLink hereunder does not agree to abide by all the obligations of viaLink under this Agreement, Customer may terminate this Agreement upon 30 days written notice. Customer shall not transfer, assign, provide or resell the Services to any other person. If any provision of this Agreement is found to be invalid or unenforceable, it shall be ineffective only to the minimum extent necessary, without invalidating the rest of this Agreement or affecting the validity or enforceability of the other provisions of this Agreement. Any waiver by a party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision. All notices pursuant to this Agreement shall be made in writing and shall be personally delivered, mailed by certified mail, postage prepaid, or sent by overnight courier to the receiving party at the address first written above or to such other address as may be communicated in writing to the other party. The obligations of the parties which by their nature accrue and remain owing notwithstanding termination of this Agreement (such as Customer's obligation to pay for Services rendered and the parties' confidentiality obligations) shall survive termination of this Agreement. Customer acknowledges and agrees that viaLink may utilize third party assistance (such as trainers or implementers) in performing certain of its duties and obligations under this Agreement. Customer hereby authorizes viaLink to communicate with and take direction from such of Customer's other service providers (such as information technology consultants) as have been designated by Customer as having applicable authority with respect to viaLink and the Services.

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                                 SERVICE DETAILS

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